EX-99. (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 25, 2005, which is incorporated by reference, in this Registration Statement (Form N-1A No. 333-61759) of TIAA-CREF Life Funds.

ERNST & YOUNG LLP

New York, New York

April 27, 2006